SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                             ----------

                             FORM 8-K-A

                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: June 8, 2000


                   LIFE MEDICAL TECHNOLOGIES, INC.
         (Exact name of registrant as specified in charter)

DELAWARE                      33-26787-D          87-03403828

(State or other jurisdiction  (Commission    (IRS employer
of incorporation)             file number)   identification no.)


                        1187 South 1480 West
                           Orem, Utah 84058
               (Address of Principal Executive Offices)

Registrant's telephone number, including area code (435) 374-2888


ITEM 1. CHANGE IN CONTROL OF REGISTRANT

     Pursuant to an intended acquisition, the Company changed its name from Life Medical Technologies, Inc. to I-SIM International Corporation and changed its symbol to ISIM. Subsequently, the Company changed its name back to Life Medical Technologies, Inc. and obtained the trading symbol LFMD.

     On May 11, 2000, the Company agreed to acquire all the of equity of Virtual Market Solutions.com, Inc., which is a privately-held Nevada corporation doing business as iBonZai.com ("iBonZai").

     As a result of the acquisition, effective June 8, 2000, iBonZai became a wholly-owned subsidiary of the Company. Pursuant to the transaction, the two shareholders of iBonZai were issued an aggregate of 9,250,000 shares of common stock and became the controlling shareholders of the Company.

     iBonzai is an Internet Service Provider (ISP) which currently has approximately 4,637 subscribers. A total of 4,500,000 of the shares issued to iBonZai shareholders are subject to divestiture if iBonZai does not obtain 200,000 subscribers within the next year.

     As a result of the transaction, the following persons are now serving as officers or directors of the Company:

     Scott R. Hoskings, President/CEO

     Mr. Hosking attended the University of Utah from 1979 to 1981. He left college for a career in his family's aviation business. After three years with the family company, Mr. Hosking made the decision to leave and pursue aviation consulting opportunities. During this time he assisted in creating two of the top air show acts in the world.

     Subsequently, in 1985, Mr. Hosing moved to Mexico to expand his base, and pursue international opportunities. With tourism as the focus, this enterprise grew into a network of companies that grossed over $55 million per year. Interests included tourist ground operations, import-export, brokering hotel rooms and opening the first Domino's Pizza south of the border.

     In 1994, Mr. Hosking returned to the United States where his children could enjoy increased educational opportunities. Upon returning to United States, he worked as a management and marketing consultant to several businesses in the United States and Mexico. In 1998 Mr. Hosking developed the business model of iBonZai and incorporated iBonZai.com, Inc. in 1999.

     Mr. Hosking has served on the teaching staff at Weber State and the College of Eastern Utah and lectured at 12 other colleges where he demonstrated and proved an economic model called MoneyMax. He was invited by numerous universities throughout the western United States to lecture on this model.

          Dwight B. Williams, Director and Secretary/Treasurer.

     Dwight B. Williams is a shareholder in the Salt Lake City,
     Utah law firm of Mackey Price & Williams.

     Mr. Williams attended Stanford University and the University of Utah, from which he graduated magna cum laude, Phi Kappa
     Phi in 1967 with a Bachelor of Arts degree in Political
     Science. He received his Juris Doctorate degree from California University in 1970.

     Upon graduation from law school, Mr. Williams practiced in New York City with the law firm of Chadbourne, Parke, Whiteside and Wolff. Following military duty as an intelligence officer, Mr. Williams returned to Salt Lake City, Utah, where he joined the law firm of Van Cott, Bagley, Cornwall & McCarthy from 1971 to 1974. He later became a partner with the Salt Lake City law firm of Kirton, McConkie & Bushnell. Mr. Williams also served as an adjunct professor of Business Law at the University of Utah College of Business from 1974 to 1979. From 1985 to 1988 he was President of the Catania and then Italy Rome Mission for the Church of Jesus Christ of Latter-Day Saints.

     Mr. Williams' law practice is concentrated in international business law. He is the past president of the Utah World Trade Association and of the International Visitors -based National Council for International Visitors from 1993 to 1995. Mr. Williams served six years as a member of the Utah District Export Council and three years as Honorary Consul of Belgium for Utah.

     Mr. Williams is a member of the Utah State Bar and served as Chairman of the International Law Section from 1983 to 1984.
     In addition, he was a member of the International Bar
     Association Committee on Investment Companies from 1976 to
     1985.

     Mr. Williams speaks German, Italian and French, and has reading capabilities in Spanish and Portuguese.



ITEM 5. OTHER EVENTS

     Effective June 8, 2000 the Company completed the acquisition of Virtual Market Solutions.com, Inc.

     Additionally, investors have converted $500,000 in financing to options to purchase one million restricted shares of common stock at $5 per share, one million at $10, and one million at $15. As a result of the Company's acquisition, the Company currently has 13,990,000 shares issued an outstanding.

     The Company has changed its name to iBonZai.com, Inc. and obtained the trading symbol IBZI on the OTC Bulletin Board.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS.

     (a)  Financial statements of business acquired.

          See Exhibit Index, Exhibit 99.1



                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LIFE MEDICAL TECHNOLOGIES, INC.



Date: August 7, 2000               By:   /s/ Scott Hosking
                                        ScottHosking
                                        President/CEO

                          INDEX TO EXHIBITS



Exhibit
  No.          Description of Exhibit

1 (1)          Acquisition Agreement dated May 11, 2000 between
               Life Medical Technologies, Inc. and Virtual Market
               Solutions.com, Inc.

99.1 (2)       Financial Statements.

_______________
(1) Incorporated by reference to the same numbered exhibit as filed with the Company's report on Form 8-K, filed June 16, 2000.
(2)  Filed herewith.

















                  VIRTUAL MARKET SOLUTIONS.COM, INC.
                   (A DEVELOPMENT STAGE ENTERPRISE)
                              FINANCIAL STATEMENTS
                          DECEMBER 31, 1999
                                  &
                      JUNE 30, 2000 (UNAUDITED)



                  VIRTUAL MARKET SOLUTIONS.COM, INC.
                   (A Development Stage Enterprise)
                         FINANCIAL STATEMENTS
                           DECEMBER 31, 1999
                     &  JUNE 30, 2000 (Unaudited)

                          TABLE OF CONTENTS
                                                                  Page



INDEPENDENT AUDITORS' REPORT                                     F-2

FINANCIAL STATEMENTS:

     Balance Sheet                                               F-3

     Statement of Revenues, Expenses and
         Changes in Retained Earnings                            F-4

     Statement of Shareholder's Equity                           F-5

     Statement of Cash Flows                                     F-6

     Notes to Financial Statements                               F-7








       (The remainder of this page is intentionally left blank)





















                     Independent Auditors' Report



The Board of Directors and Stockholders
Virtual Market Solutions.Com, Inc.:



We have audited the accompanying balance sheet of Virtual Market Solutions.Com, Inc., as of December 31, 1999, and the related statements of revenue, expenses and changes an retained earnings, shareholders' equity, and cash flows for the three and a half months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virtual Market Solutions.Com, Inc., as of December 31, 1999, and the results of its operations and its cash flows for the three and a half months then ended in conformity with generally accepted accounting principles.




The C.P.A. Network, LLC
April 12, 2000

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                      VIRTUAL MARKETING SOLUTIONS.COM, INC.
                        (A Development Stage Enterprise)
                              BALANCE SHEET
                       JUNE 30, 2000 & DECEMBER 31, 1999



                                               June 30,  December 31,

                                                   2000     1999

Assets

CurrentAssets:


     Cash                                     $    320,216      17,773

  Receivables                                       54,390           0


  Inventory                                      15,197       5,000

         Total current assets                   389,803      22,773



Property and Equipment:

  Leaseholdimprovements                          10,234           0


  Equipment                                       77,519      11,737


  Accumulateddepreciation                        -5,112           0


         Net property andequipment               82,641      11,737




OTHERASSETS:


  Prepaids                                       25,000           0

         Total other    assets                   25,000           0




         Total assets                            $ 497,444      34,510



Liabilities and Equity

Current Liabilities:

  Accounts payable                             $ 19,918      16,329

  Accrued expenses                               30,797           0

  iBonZai bucks                                  12,016           0

  Shareholder loans                             196,017       9,095

  Parent company loans                          784,665           0

         Total current liabilities            1,043,413      25,424



              Total                           1,043,413      25,424
         liabilities

Equity:

  Common stock (Par value is $.001per share  50,000,000shares



     authorized & 6,500,000 shares issued and outstanding)      6,500     6,500


  Retained earnings (deficitaccumulated


     during developmentstage)                  -552,469       2,586


         Total equity                          -545,969       9,086



         Total                                 $
         liabilities andequity                 497,444      34,510






Read the Independent Auditors' Report.


The accompanying Notes are an integral part of these financialstatements.       F-3




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
                   VIRTUAL MARKET SOLUTIONS.COM, INC.
                     (A Development Stage Enterprise)
                   STATEMENT OF REVENUES, EXPENSES, AND
                      CHANGES IN RETAINED EARNINGS
                  FOR THE SIX MONTHS ENDED JUNE 30, 2000 &
             FOR THE THREE & A HALF MONTHS ENDED DECEMBER 31, 1999 WITH CUMULATIVE AMOUNTS FROM INCEPTION THROUGH JUNE 30, 2000



                            UNAUDITED                    UNAUDITED
                             6 Months     3 1/2 Months   Cumulative
                         Ended June 30,  Ended December  Since
                                  2000        31, 1999   Inception



Operating Revenues

    Sales                  $  24,389          244,015     268,404

                               24,389          244,015     268,404



Cost of Goods Sold             34,156           26,164      60,320

    Gross                      -9,767          217,851     208,084
   Profit



Operating Expenses

  Commissions                  34,206           85,262     119,468

      Web                      40,000           39,206      79,206
   design

  Coaching                     58,944           31,517      90,461

  Marketing                   114,109           29,298     143,407


  Facilities                   46,396           14,348      60,744

  General andadministrative     246,521         15,634     262,155


  Depreciation                 5,112                0       5,112


                              545,288          215,265     760,553



Net Income                   -555,055            2,586    -552,469



Retained Earnings,beginning       2,586              0           0




Retained Earnings,ending  $      (552,469)  $            $  (552,469)
                                                2,586



Basic and DilutedIncome


  (Loss) per Share       -0.085393077      0.000397846  -0.0849952



Common Shares Used in


  Per ShareCalculation      6,500,000        6,500,000   6,500,000










Read the Independent Auditors'Report.


The accompanying Notes are an integral part of thesefinancial statements.
F-4


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
                       VIRTUAL MARKETING SOLUTIONS.COM, INC.
                        (A Development Stage Enterprise)
                       STATEMENT OF STOCKHOLDERS' EQUITY
                       JUNE 30, 2000 & DECEMBER 31, 1999

                                                    Common Stock
                                                   Shares  Amount

Balance at September 17,1999

(Date of inception)                                0    $      -


Issuance of common stock for:

    Cash                                          6,172,500   6,173

 Service                                           327,500      327



Balance at December 31, 1999                        6,500,000   6,500

 (UNAUDITED)

Issuance of common stock for:

    Cash                                           0        0

 Service                                           0        0



Balance at June 30,2000                     6,500,000      $  6,500

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                VIRTUAL MARKET SOLUTIONS.COM, INC.
                 (A Development Stage Enterprise)
                     STATEMENT OF CASH FLOWS
             FOR THE SIX MONTHS ENDED JUNE 30, 2000 &
       FOR THE THREE & A HALF MONTHS ENDED DECEMBER 31, 1999
   WITH CUMULATIVE AMOUNTS FROM INCEPTION THROUGH JUNE 30, 2000



                                 UNAUDITED                  UNAUDITED
                                  6 Months   3 1/2 Months   Cumulative
                                Ended June   Ended December Since
                                       30,              31,
                                      2000           1999   Inception

Net income(loss)                 $   (555,055)  $            $  (552,469)
                                                   2,586

Adjustments to reconcile operatingincome

to net cash provided by operating activities:

Depreciation expense                 5,112              0     5,112

Changes in current assets andliabilities:

 Receivables            (increase)decrease   -54,390             0  -54,390

 Inventory                (increase)decrease   -10,197        -5,000  -15,197

 Prepaids                 (increase)decrease   -25,000             0  -25,000

 Accounts payable     increase(decrease)     3,589        16,329   19,918

 Accrued expenses    increase(decrease)    30,797             0   30,797

 iBonZai bucks          increase(decrease)    12,016             0   12,016

 Net cash provided (used) by

    operating activities           -593,128         13,915  -579,213


Capital expenditures               -76,016        -11,737   -87,753

 Net cash provided (used) by


    investing activities            -76,016        -11,737   -87,753


Proceeds from issuance ofcommon stock         0         6,500    6,500

Proceeds from issuance of convertible debenture   250,000             0  250,000

Parent company loans               534,665              0   534,665

Shareholder loans                  245,992          9,095   255,087

Shareholder loanrepayments         -59,070              0   -59,070

 Net cash provided (used) from

    financing activities            971,587         15,595   987,182

 Net changes in cash               302,443         17,773   320,216


 Cash, beginning                    17,773              0         0

   Cash,
  ending                          320,216         17,773   320,216


                                                               F-6




                          TABLE OF CONTENTS

Note                                                            Page

 1.  Summary of Organization & Significant Accounting Policies  F-8
     A.  Organization                                           F-8
     B.  Cash & Cash Equivalents                                F-8
     C.  Property and Equipment                                 F-8
     D.  Estimates                                              F-8
2.  Stockholders' Equity                                        F-9
3.  Subsequent Events
     A.  Issuance of 90 day 10% Convertible Debentures          F-9
     B.  Shareholder Loans                                       F-10
     C.  Acquisition of Virtual Market Solutions.Com, Inc
          by Life Medical Technologies, Inc.                     F-10




       (The remainder of this page is intentionally left blank)





NOTE 1 - SUMMARY OF ORGANIZATION & SIGNIFICANT ACCOUNTING POLICIES

A.  Organization

     Virtual Market Solutions.Com, Inc., a C-Corporation, was incorporated on September 17, 2000 under the provisions of the Nevada State Code.

     The Company is positioning itself as a full-solution internet marketing company. Through its iBonZai internet domain, the company's primary objective is to meet the needs of the internet based worldwide marketplace by providing vital information, tools, support services and state-of-the-art communication technology to individuals desiring to increase the quality of their lives; personally, professionally and financially. iBonZai is a fully interactive communications link between the user and the internet with versatile, moment-by-moment access to personalized information through a remote interface. This communications link is intended to allow the user to access e-mail, stock quotes, news reports, weather, movies, online purchasing, banking services, call-back features and personal secretarial/intelligent agent services with virtually unlimited and expandable adaptations.

B.  Cash and Cash Equivalents

     Cash consists of amounts in demand and certificates of deposit. The Company considers all highly liquid investments maturing within three months to be cash equivalents.

C.  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.
 For purposes of these financial statements representing the first three and a half months of operations, depreciation is immaterial.

     When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in the income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

D.  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Subsequent to year end and through the date of this report there were refunds in the amount of $37,860 for web site sales from 1999. Because the web site sales were made with explicit disclosure that there was no "right of return", no estimate of refunds was accrued. The refunds were made in order to maintain goodwill. No estimates were made for the first three and a half months represented by these financials.

NOTE 2 - STOCKHOLDERS' EQUITY

     Common Stock shares:
          Beginning                         none
          Issued    & outstanding       6,500,000
          Ending                        6,500,000

NOTE 3 - SUBSEQUENT EVENTS

A.  Issuance of 90 day 10% Convertible Debentures

     On April 4, 2000 the Company issued $250,000 in ninety day 10% convertible debentures. Interest will be paid annually at each one year anniversary. Interest is payable on the 15th day of the month preceding the month in which the in which the interest is to be paid. $500,000 in 90 day 10% convertible debentures have been authorized. The debenture holder will be entitled to convert the principal amount of the debenture, in $1,000 increments, into shares of common stock of the Company at the conversion price of $.0543 per share.

                              UNAUDITED

     On June 8, 2000 when Life Medical Technologies, Inc. (parent company) acquired Virtual Market Solutions.Com, Inc., it also assumed the $ 250,000 Convertible Debenture debt. Subsequent to the acquisition and before June 30, 2000 the Convertible Debentures were converted into Life Medical Technologies, Inc. stock.


       (The remainder of this page is intentionally left blank)

NOTE 3 - SUBSEQUENT EVENTS (continued)

B.  Shareholder Loans

     From January 1, 2000 through the date of this audit, April 12, 2000, shareholders have loaned the Company a net additional $244,430 for operations.

                              UNAUDITED

     The following is a schedule of shareholder transactions from January 1, 2000 to June 30, 2000:

          Balance December 31, 1999       $   9,095
          Loans                             245,990
          Repayments                        (59,070)
          Balance June 30, 2000           $ 196,017


                              UNAUDITED

C. Acquisition of Virtual Market Solutions.Com, Inc. by Life Medical Technologies, Inc.

     Effective June 8, 2000, Life Medical Technologies, Inc. (parent company) acquired all the equity of Virtual Market Solutions.Com, Inc. As a result Virtual Market Solutions.Com, Inc. became a wholly-owned subsidiary of Life Medical Technologies, Inc. Pursuant to the acquisition, the two shareholders of Virtual Market Solutions.Com, Inc., were issued an aggregate of 9,250,000 shares of common stock in Life Medical Technologies, Inc., and became the controlling shareholders of Life Medical Technologies, Inc. Life Medical Technologies, Inc. changed its name to iBonZai.com, Inc. and obtained the trading symbol IBZI on the OTC Bulletin Board.

     The parent company has assumed debt or loaned Virtual Market
Solutions.Com, Inc. the following amounts:

          Assumption of Convertible Debenture debt      $ 250,000
          Additional capital contributions                249,990
          Proceeds from private placement                 284,675
          Total                                         $ 784,665


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